Exhibit 99.1

      Neomagic(R) Corporation Reports Third Quarter Fiscal 2005 Results

    SANTA CLARA, Calif., Nov. 18 /PRNewswire-FirstCall/ -- NeoMagic Corporation (Nasdaq: NMGC), a pioneer in Applications Processors for multimedia-rich mobile phones and other wireless handheld systems, today reported its third quarter fiscal year 2005 financial results. Net sales for the third quarter of fiscal 2005, ended October 31, 2004, were $552 thousand, compared to net sales of $1.0 million for the second quarter of fiscal 2005. Net loss for the third quarter of fiscal 2005 was $6.0 million, or a loss of $0.18 per share, compared to a net loss of $6.7 million, or a loss of $0.20 per share, in the second quarter of fiscal 2005. Cash, cash equivalents and short-term investments totaled $30.8 million at October 31, 2004.

    "Despite near term revenue weakness, we are seeing several new design opportunities with OEM customers, particularly in Japan. These customers are interested in our H.264 technology for television devices, both for terrestrial and satellite television services," said Prakash Agarwal, president and chief executive officer of NeoMagic. "Our early success with the Mobile Broadcast Corporation has helped us make inroads with a number of other large, brand name Japanese companies. Mobile phone manufacturers are forecasting that mobile television phones and devices will demonstrate a growth rate similar to that of the camera phone and we hope to capitalize on this trend."

    Conference Call Highlights
    Third quarter fiscal 2005 highlights and fiscal 2005 expectations to be covered on NeoMagic's quarterly conference call include, but are not limited to, the following:

     -- At CEATEC Japan in October, one of Japan's largest consumer electronics companies demonstrated two H.264 MiMagic 6-based devices. One prototype was the first terrestrial H.264 television mobile phone and the other was an H.264 television car navigation system.
     -- The Pantech & Curitel MiMagic 6 program has been put on hold while that company re-evaluates its Smartphone strategy.
     -- MiMagic 5 programs with NeoNode and TCL Corporation are progressing, but more slowly than expected. These programs, together with the MiMagic 3 program for MBCO and the DTCT MiMagic 3 program, are expected to account for the majority of NeoMagic's revenue forecast in the next few quarters.
     -- Due to push-outs in customer programs and a lack of visibility from customers on new programs, NeoMagic expects fourth quarter revenue to be lower than that of the third quarter.

    Dial-in Information
    NeoMagic will hold its third quarter fiscal 2005 conference call to discuss the information contained in this press release today at 2:00 p.m. PST (5:00 p.m. EST). The call can be accessed via the Internet at www.neomagic.com, "Investor Resources." The call can also be accessed by dialing 866-804-3550 in the US and 703-639-1330 internationally. There is no pass code. There will be an audio replay through November 25, 2004, which can be accessed by dialing 888-266-2081 in the US and 703-925-2533 internationally. The pass code is 586662.

    About NeoMagic
    NeoMagic Corporation, based in Santa Clara, California, enables new generations of handheld systems with its Applications Processors that are designed to offer the lowest power, smallest form-factor and best multimedia features and performance. The company is a pioneer in the integration of complex logic, memory and analog circuits into single-chip solutions. Information on the company may be found on the World Wide Web at www.neomagic.com.

    This press release contains forward-looking statements within the meaning of the Securities Act of 1933, including statements regarding the expectations for product sales and new product and technology development efforts.
Examples of forward-looking statements include expectations for future revenue growth, market developments, and the ability for our customers to accurately forecast shipments of end products based on the MiMagic family. These statements reflect current expectations. However, actual events and results could vary significantly based on a variety of factors including but not limited to customer acceptance of NeoMagic products, the market acceptance of mobile phones developed and marketed by customers that use the Company's products, our customer's plans to develop smart phones and feature phones, the acceptance of advanced multimedia services such as H.264 television on mobile phones, and the Company's ability to execute product and technology development plans on schedule. NeoMagic makes no representation that current or future design wins will result in revenue for NeoMagic. Additional risks that could affect the Company's future operating results are more fully described in the Company's most recent annual report, its most recent quarterly report and other filings with the United States Securities and Exchange Commission (SEC), and are available online at http://www.sec.gov . NeoMagic may, from time to time, make additional written or oral forward-looking statements, including statements contained in filings with the SEC and reports to shareholders. NeoMagic does not undertake the obligation to update any forward-looking statements that may be made by or on behalf of the company.

    NOTE: NeoMagic, and the NeoMagic circle logo are registered trademarks, and MiMagic is a trademark, of NeoMagic Corporation. All other trademarks are the property of their respective owners. NeoMagic disclaims any proprietary interest in the marks and names of others.


     NEOMAGIC CORPORATION
     CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
     (In thousands, except per share data)
     (Unaudited)

                                    Three Months Ended       Nine Months Ended
                                 Oct. 31, July 31, Oct. 31,  Oct. 31, Oct. 31,
                                   2004     2004     2003      2004      2003

    Net sales                      $552   $1,041     $486    $2,244    $1,332

    Cost of sales                   663    1,044      623     2,422     1,630
    Gross loss                     (111)      (3)    (137)     (178)     (298)

    Operating expenses:

    Research and development      4,189    4,819    5,340    13,876    14,849
    Sales, general and
     administrative               1,643    1,880    1,835     5,663     5,379

    Total operating expenses      5,832    6,699    7,175    19,539    20,228

    Loss from operations         (5,943)  (6,702)  (7,312)  (19,717)  (20,526)

    Interest income and other       123       92      363       318       742
    Interest and other expense     (173)     (53)     (66)     (250)     (226)

    Loss before income taxes     (5,993)  (6,663)  (7,015)  (19,649)  (20,010)

    Income tax provision              5        7       33        19        39

    Net loss                    $(5,998) $(6,670) $(7,048) $(19,668) $(20,049)

    Basic and diluted net loss
     per share                   $(0.18)  $(0.20)  $(0.23)   $(0.61)   $(0.66)

    Weighted common shares
     outstanding                 32,829   32,549   30,759    32,475    30,498


     NEOMAGIC CORPORATION
     CONSOLIDATED CONDENSED BALANCE SHEETS
     (In thousands, except per share data)
     (Unaudited)

                                            October 31,  July 31,  January 31,
                                              2004        2004        2004
    ASSETS

    Current assets:
    Cash and cash equivalents                $13,547      $7,731     $12,342
    Short-term investments                    17,213      23,595      30,240
    Accounts receivable, net                     302          14         384
    Inventory                                    785         501         102
    Other current assets                       1,064       1,173         974
    Total current assets                      32,911      33,014      44,042

    Property, plant and equipment, net         4,265       3,160       3,302
    Other assets                               2,656       2,893       3,517

    Total assets                             $39,832     $39,067     $50,861

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
    Accounts payable                          $1,483      $1,694      $1,344
    Compensation and related benefits          1,600       1,201       1,257
    Income taxes payable                       3,672       3,672       3,675
    Other accruals                               258         259         203
    Current portion of capital lease
     obligations                               1,445       1,488       1,756
    Total current liabilities                  8,458       8,314       8,235

    Capital lease obligations                  2,555       1,105         799
    Mandatorily redeemable preferred stock     2,775           0           0

    Stockholders' equity:
    Common stock                                  33          33          32
    Additional paid-in-capital                95,506      91,954      90,496
    Deferred compensation                     (1,648)       (480)       (535)
    Accumulated other comprehensive loss         (19)        (29)         (6)
    Accumulated deficit                      (67,828)    (61,830)    (48,160)
    Total stockholders' equity                26,044      29,648      41,827

    Total liabilities and stockholders'
     equity                                  $39,832     $39,067     $50,861

SOURCE  NeoMagic Corporation
    -0-                             11/18/2004
    /CONTACT: Willa McManmon, Director, Corporate Communications of NeoMagic Corporation, +1-408-486-3955/
    /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20020802/NMGCLOGO
              AP Archive:  http://photoarchive.ap.org
                PRN Photo Desk, photodesk@prnewswire.com/
    /Web site:  http://www.neomagic.com /
    (NMGC)

CO:  NeoMagic Corporation
ST:  California
IN:  CPR SEM ECP HRD
SU:  ERN CCA